Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(311,330)
Unrealized Gain (Loss) on Market Value of Futures	(2,350,391)
Dividend Income	535
Interest Income	512
ETF Transaction Fees	700
Total Income (Loss)	$(2,659,974)

Expenses
Professional Fees	$33,173
General Partner Management Fees	25,740
SEC & FINRA Registration Expense	3,820
Brokerage Commissions	3,434
NYMEX License Fee	644
Non-interested Directors' Fees and Expenses	550
Prepaid Insurance Expense	457
Total Expenses	67,818
Expense Waiver	(35,644)
Net Expenses	$32,174
Net Income (Loss)	$(2,692,148)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 9/1/14	$48,773,683
Additions (100,000 Shares)	5,606,991
Net Income (Loss)	(2,692,148)

Net Asset Value End of Month	$51,688,526
Net Asset Value Per Share (950,000 Shares)	$54.41

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2014 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612